Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SHENGTAI PHARMACEUTICAL, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 2010, AT 8 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3775546 8100

AUTHENTICATION: 8339581

101069052

DATE: 11-09-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:39 AM 11/09/2010
FILED 08:00 AM 11/09/2010
SRV 101069052 - 3775546 FILE

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SHENGTAI PHARMACEUTICAL, INC.

Shengtai Pharmaceutical, Inc. (the "**Corporation**"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "**DGCL**"), DOES HEREBY CERTIFY that:

1. The name of the Corporation is: Shengtai Pharmaceutical, Inc.

2. The amended and restated Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") was filed with the Secretary of State of the State of Delaware on July 7, 2004. The amendments effected by this Certificate of Amendment (the "**Amendments**") are as follows:

(i) Article IV of the Certificate of Incorporation is hereby amended and restated by deleting paragraphs A, B, C and D in their entirety and replacing them with the following paragraphs:

"A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is fifty-two million five hundred thousand (52,500,000) shares, fifty million (50,000,000) shares of which shall be Common Stock (the "Common Stock") and two million five hundred thousand (2,500,000) shares of which shall be Preferred Stock (the "Preferred Stock") The Preferred Stock shall have a par value of one-tenth of one cent ($0 001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

B The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company (voting together as a single class on an as-if-converted basis).

C. Five hundred thousand (500,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series Preferred").

D. The two million (2,000,000) shares of Preferred Stock other than the Series A Preferred Stock may be issued from time to time in one or more series. The board of directors of the Company (the "Board of Directors") is hereby expressly authorized to provide for the issue of all of any of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the

number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

(ii) Article IV of the Certificate of Incorporation is hereby amended by inserting the following at the end of paragraph D so that the issued shares of the Corporation's Common Stock on the date hereof shall be converted into a smaller number of shares of Common Stock in the ratio of one new share for each two old shares immediately upon the filing of this Certificate of Amendment.

"Reverse Stock Split. Upon the filing and effectiveness (the "**Effective Time**") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each two (2) shares of the Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Common Stock (the "**Reverse Stock Split**"). With respect to fractional shares, each holder of the Common Stock who would otherwise have been entitled to a fraction of a share as a result of the Reverse Stock Split will be entitled to receive one (1) share of the Common Stock. Stockholders holding shares of the Common Stock in book-entry form will be provided by the transfer agent of the Company a statement reflecting the number of shares of the Common Stock registered in their account following the Reverse Stock Split. Stockholders holding shares of the Common Stock in certificated form shall be provided by the transfer agent of the Company with instructions as to the surrender of the stockholders' old certificates in exchange for new certificates representing the number of shares of the Common Stock following the Reverse Stock Split."

3. The Amendments herein certified have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

4. This Certificate of Amendment shall be effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment on this 9th day of November 2010 .

Shengtai Pharmaceutical, Inc.

By: ______________________

Name: Qingtai Liu

Title: Chief Executive Officer